================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 23, 2002





                         KONTRON MOBILE COMPUTING, INC.
             (Exact name of registrant as specified in its charter)





         Minnesota                    000-22221                  41-1731723
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)


                               7631 Anagram Drive
                          Eden Prairie, Minnesota 55344
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (952) 974-7000
              (Registrant's telephone number, including area code)


================================================================================

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On July 23, 2002, the Board of Directors of Kontron Mobile Computing, Inc. (the "Company") and its Audit Committee dismissed Arthur Andersen LLP ("Arthur Andersen" or "AA") as the Company's independent auditors and engaged Deloitte & Touche LLP ("D&T") to serve as the Company's independent auditors for the year ending December 31, 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 30, 2001, December 31, 2000 and January 2, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 30, 2001, December 31, 2000 and January 2, 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company's financial statements for such years; and there are no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company, after reasonable efforts, has not been able to obtain a letter from Arthur Andersen regarding the paragraphs above as no Arthur Andersen employees are available to provide such letter.

During the years ended December 30, 2001and December 31, 2000 and through the date hereof, the Company did not consult D&T with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KONTRON MOBILE COMPUTING, INC.


Date: July 26, 2002                     /s/ Thomas Sparrvik
                                        ---------------------------------------
                                        Thomas Sparrvik, Chief Executive Officer
                                        (as authorized officer)







                                       -2-